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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            MEGO MORTGAGE CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                 DELAWARE                                    88-0286042
    -----------------------------------                   -----------------
          (State of Incorporation                         (I.R.S. Employer
             or Organization)                            Identification No.)



           1000 PARKWOOD CIRCLE
                 SUITE 500
             ATLANTA, GEORGIA                                   30339
    -----------------------------------                   -----------------
 (Address of Principal Executive Offices)                    (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2) please check the following box.   [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                    Name of Each Exchange on Which
    to be so Registered                    Each Class is to be Registered
    -------------------                    ------------------------------

           NONE                                       NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                     --------------------------------------
                                (Title of Class)


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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              Reference is made to the discussion of the Registrant's Common Stock in the section entitled "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-12443) filed with the Securities and Exchange Commission on September 20, 1996, as amended, which disclosure is incorporated herein by reference.

ITEM 2.       EXHIBITS.

                    3.1       Amended and Restated Certificate of Incorporation*

                    3.2       By-laws, as amended*

                    4.1       Form of Common Stock Certificate

----------------------
 * Incorporated herein by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form S-1, as amended (No. 333-12443).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Exchange Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


November 6, 1996                    MEGO MORTGAGE CORPORATION



                                    By:/s/Jerome J. Cohen
                                       --------------------------------------
                                       Jerome J. Cohen, Chairman of the Board
                                       and Chief Executive Officer



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                                EXHIBIT INDEX



Exhibit Number               Description                Sequential Page Number
--------------               -----------                ----------------------


     4.1                   Form of Common Stock                     5
                              Certificate




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